Exhibit 10.1

FIRST AMENDMENT TO THE

REGISTRATION RIGHTS AGREEMENT

This First Amendment (this “Amendment”), dated as of June 27, 2014, to the Registration Rights Agreement, dated as of February 5, 2014 (the “Registration Rights Agreement”), by and among Malibu Boats, Inc., a Delaware corporation (the “Company”), Black Canyon Management LLC, a Delaware limited liability company, Black Canyon Direct Investment Fund L.P., a Delaware limited partnership (“BC Direct Investment”), Black Canyon Investments L.P., a Delaware limited partnership, Canyon Value Realization Fund, L.P., a Delaware limited partnership, The Canyon Value Realization Master Fund, L.P., a Cayman Islands limited partnership, and Loudon Partners, LLC, a Delaware limited liability company, is executed by the Company and BC Direct Investment. All capitalized terms used herein shall have the meanings set forth in the Registration Rights Agreement, unless otherwise indicated.

RECITALS

WHEREAS, pursuant to Section 3.1(a) of the Registration Rights Agreement, the Registration Rights Agreement may be amended with the consent of the Company and the holders of Covered LLC Units required to terminate the Registration Rights Agreement;

WHEREAS, as a result of the foregoing, the consent of the holders of two-thirds of the outstanding Covered LLC Units is required to amend the Registration Rights Agreement, and BC Direct Investment holds 3,622,940 LLC Units of the 5,059,026 Covered LLC Units, or over two-thirds of the outstanding Covered LLC Units, as of the date first written above; and

WHEREAS, the Company and BC Direct Investment hereby wish to amend the Registration Rights Agreement as set forth herein pursuant to and in accordance with Section 3.1(a) of the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Registration Rights Agreement is hereby amended as follows:

AMENDMENT

1.	Amendment to Section 2.3(a) of the Registration Rights Agreement. Section 2.3(a) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

“(a) At any time the Company proposes to register any shares of Class A Common Stock under the Securities Act (other than an Exchange Registration or registrations on such form(s) solely for registration of shares of Class A Common Stock in connection with any employee benefit plan or dividend reinvestment plan or a merger or consolidation), including registrations pursuant to Section 2.2(a), whether or not for sale for its own account, the Company will give written notice to each holder of Registrable Securities at least 5 days (or such shorter period as the holders of a majority of the Registrable Securities shall agree) after the initial filing of such registration statement with the SEC of its intent to file such registration statement and of such holder’s rights under this Section 2.3. Upon the written request of any holder of Registrable Securities made within 3 days (or such shorter period as the holders of a majority of the Registrable Securities shall agree) after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company will use its best efforts to effect the registration (an “Incidental Registration”) under the Securities Act of all Registrable Securities which the Company, as the case may be, has been so requested to register by the holders thereof; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such Incidental Registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (a) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 2.3 in connection with such registration, and (b) in the case of a determination to delay registration, the Company shall be permitted to delay registering any Registrable Securities under this Section 2.3 during the period that the registration of such other securities is delayed.

2.	Amendment to Section 2.4(a) of the Registration Rights Agreement. Section 2.4(a) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

“(a) Each Black Canyon Entity agrees that, if requested in writing in connection with an underwritten offering subsequent to the Company’s initial public offering made pursuant to a registration statement for which such Black Canyon Entity has registration rights pursuant to this Article II by the managing underwriter or underwriters of such underwritten offering, such Black Canyon Entity will not effect any public sale or distribution of any of the securities being registered or any securities convertible or exchangeable or exercisable for such securities (except as part of such underwritten offering), during the period beginning seven days prior to, and ending up to 90 days after, the effective date of any such subsequent underwritten registration (the “Follow-On Holdback Period”), except as part of any such underwritten registration (or for such shorter period as to which the managing underwriter or underwriters may agree, provided that such shorter period applies equally to all Black Canyon Entities). Notwithstanding the foregoing, no Follow-On Holdback Period shall apply to any Black Canyon Entity that holds, together with its Affiliates, less than 1% of the then-outstanding Class A Common Stock.

MISCELLANEOUS

3.	No Other Amendments. Except as set forth herein, the Registration Rights Agreement remains in full force and effect.

4.	Parties in Interest. All the terms and provisions of this Amendment shall be binding upon and insure to the benefit of and be enforceable by all parties to the Registration Rights Agreement.

5.	Headings. The headings of the sections of this Amendment have been inserted for convenience of reference only and do not constitute part of this Amendment.

6.	Choice of Law. The Agreement shall be governed by, and construed in accordance with, the law of the State of California.

7.	Counterparts. This Amendment may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which shall be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Amendment as of the date first written above.

MALIBU BOATS, INC.

By:	/s/ Wayne R. Wilson
Name: Wayne R. Wilson
Title: Chief Financial Officer

BLACK CANYON DIRECT INVESTMENT FUND L.P.

By:	Black Canyon Investments, L.P., its general partner

By:	Black Canyon Investments LLC, its general partner

By:	Black Canyon Capital LLC, its managing member

By:	/s/ Michael H. Hooks
Name: Michael K. Hooks
Title: Managing Director